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As filed with the Securities and Exchange Commission on July 1, 2005.

Registration No. 333-105452

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

SPHERIX INCORPORATED
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-0849320 (I.R.S. Employer Identification No.)
12051 Indian Creek Court, Beltsville, Maryland (Address of Registrant's Principal Executive Offices)	20705 (Zip Code)

2003 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

Name, address and telephone number of agent for service:	Please send copies of all communications to:
Richard C. Levin President and Chief Executive Officer Spherix Incorporated 12051 Indian Creek Court Beltsville, Maryland 20705 (301) 419-3900	James E. Baker, Jr., Esq. Baxter, Baker, Sidle, Conn & Jones, P.A. 120 E. Baltimore Street, Suite 2100 Baltimore, Maryland 21202-1643 (410) 385-8122

EXPLANATORY NOTE

        Spherix Incorporated, a Delaware corporation (the "Registrant"), is filing this post-effective amendment to deregister certain securities originally registered pursuant to the Registration Statement on Form S-8 (the "Form S-8") filed on May 21, 2003 (File No. 333-105452), with respect to shares of the Registrant's Common Stock, par value $0.005 (the "Common Stock"), thereby registered for offer or sale pursuant to the 2003 Employee Stock Purchase Plan (the "Plan").

        An aggregate of 500,000 shares of Common Stock were registered for issuance pursuant to the Plan. The Plan has been terminated. This Post-Effective Amendment No. 1 is being filed to deregister the 500,000 shares of Common Stock initially registered under the Form S-8 filed on May 21, 2003 (File No. 333-105452), that remain unsold as of the date of this Post-Effective Amendment No. 1.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Beltsville, State of Maryland, on June 30, 2005.

SPHERIX INCORPORATED
By:	/s/ RICHARD C. LEVIN
Richard C. Levin, President and Chief Executive Officer and Director
By:	/s/ RICHARD C. LEVIN
Richard C. Levin, Chief Financial Officer
By:	/s/ ROBERT CLAYTON
Robert Clayton, Controller

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GILBERT V. LEVIN Gilbert V. Levin	Director	June 30, 2005
/s/ M. KAREN LEVIN M. Karen Levin	Director	June 30, 2005
/s/ DOUGLAS T. BROWN Douglas T. Brown	Director	June 30, 2005
/s/ A. PAUL COX, JR. A. Paul Cox, Jr.	Director	June 30, 2005
/s/ GEORGE C. CREEL George C. Creel	Director	June 30, 2005
/s/ ROBERT J. VANDER ZANDEN Robert J. Vander Zanden	Director	June 30, 2005
/s/ RICHARD C. LEVIN Richard C. Levin	Director	June 30, 2005

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EXPLANATORY NOTE
SIGNATURES